UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2009

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

105 Digital Drive, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 18, 2009, BioMarin Pharmaceutical Inc. (the “Company”) announced financial results for its fourth quarter and year ended December 31, 2008. The Company’s press release issued on February 18, 2009 is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In its press release the Company included results for the fourth quarter and full year of 2007 and 2008 and financial guidance for 2009, 2010 and 2011 which included actual and management’s 2009, 2010 and 2011 estimated net income, respectively, determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and non-GAAP net income. The non-GAAP income provided in the press release is net income calculated in accordance with GAAP, but excluding non-cash stock compensation expense, a non-GAAP financial measure. Reconciliations for such non-GAAP financial measures to the estimated GAAP net income are included in the press release attached hereto as Exhibit 99.1. Management believes this non-GAAP information is useful for investors taken in conjunction with the Company’s GAAP information because management uses such information internally for its operating, budgeting and financial planning purposes, and to enhance investors’ overall understanding of the Company’s prospects for the future. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the Company’s 2009, 2010 and 2011 financial guidance as reported under GAAP.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Shell Company Transactions.

Not Applicable.

(d)	Exhibits.

Exhibit 99.1	Press Release of the Company dated February 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation
(Registrant)

Date February 18, 2009	/s/ Jeffrey H. Cooper
Jeffrey H. Cooper
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release of the Registrant dated February 18, 2009.